Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-286979, 333-286978, 333-279059, 333-271612, 333-258398, 333-240257, 333-217616, 333-211203, 333-188448, 333-13175, 333-13173, 333-59832, 333-70710 and 333-114958) of Enviri Corporation of our report dated February 20, 2025, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is February 24, 2026 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2026

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